[SENTO'S LETTERHEAD]



         SENTO TO REPORT FISCAL 2006 FOURTH QUARTER RESULTS ON MAY 10th
     - Conference Call and Webcast Set for 2:30 p.m. (MT), 4:30 p.m. (ET) -

SALT LAKE CITY, Utah - April 28, 2006 - Sento Corporation (Nasdaq: SNTO), a right channeling solutions leader, today announced that it will report financial results for its fiscal 2006 fourth quarter and full year ended March 31, 2006 on Wednesday, May 10th.

The Company will host a conference call and webcast at 2:30 p.m. MT (4:30 p.m.
ET) on May 10th to discuss the financial results.

To access the call, please dial 800-659-1966 inside the U.S., or outside the U.S. dial 617-614-2711, ten minutes before start time. The participant passcode is 67402440.

In addition, this call will be webcast by CCBN and can be accessed at Sento's Web site at www.sento.com, where it will be archived for three months.

The webcast is also being distributed over CCBN's Investor Distribution Network. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The webcast of this call will be archived for two months at these CCBN Web sites.

About Sento Corporation
-----------------------
Sento Corporation (www.sento.com) specializes in Right ChannelingSM, a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer Choice Platform(SM), we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including Overstock.com, McAfee, Philips, Thomson, AON Warranty Group, and LensCrafters.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-431-9209 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-431-9200 or tony_sansone@sento.com

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